Exhibit 10.1

GOOD TIMES RESTAURANTS INC.

STOCK OPTION AWARD AGREEMENT

Pursuant to this Stock Option Award Agreement (this “Agreement”) and the related Stock Option Grant Notice (the “Grant Notice”) to which this Agreement is attached, Good Times Restaurants Inc., a Nevada corporation (the “Company”), has granted the Grantee identified in the Grant Notice an option to purchase the number of shares of Stock indicated in the Grant Notice at the Exercise Price indicated in the Grant Notice (the “Option”). The Option is granted connection with Grantee’s hiring by the Company as its Senior Vice President of Finance. This Option is granted outside of any shareholder-approved equity compensation plan of the Company, has been approved by the Compensation Committee of the Company’s Board of Directors and granted as an inducement material to commencement of Grantee’s employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The purpose of this Option grant is to promote the success and enhance the value of the Company by linking the personal interests of Grantee to those of the Company's shareholders and by providing Grantee with an incentive for outstanding performance, and to motivate and retain the services of Grantee, upon whose judgment, interest and special effort the success of the Company is substantially dependent.

The terms and conditions of the Option are as follows, and as provided in the Grant Notice.

sECTION 1
GLOSSARY; CONSTRUCTION

1.1           Glossary and Defined Terms. When a word or phrase appears in this Agreement with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be given the meaning ascribed to it in the above introductory paragraph or in the attached Glossary, which is incorporated into and is part of this Agreement. Any capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Grant Notice.

1.2           Construction. The masculine gender, where appearing in this Agreement, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. If any provision of this Agreement is determined to be, for any reason, invalid or unenforceable, the remaining provisions shall continue in full force and effect.

sECTION 2
ADMINISTRATION

2.1           General. This Agreement shall be administered by the Committee in accordance with the terms of, and as provided in, this Agreement. The Committee, by majority action thereof, is authorized to interpret this Agreement; to prescribe, amend, and rescind rules and regulations as it may deem necessary or advisable to administer this Agreement; and to make all determinations necessary or advisable for the administration of this Agreement. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of this Agreement shall be final, binding and conclusive for all purposes of this Agreement.

2.2           Committee Responsibilities. Subject to the provisions of this Agreement, the Committee shall have the authority to (a) decide all matters that must be determined in connection with the Option; (b) interpret the terms of, and determine any matter arising pursuant to, this Agreement; (c) make all other decisions or determinations that may be required pursuant to this Agreement as the Committee deems necessary or advisable to administer this Agreement, including, without limitation, establishing, adopting or revising any rules and regulations as it deems necessary or advisable to administer this Agreement; and (d) correct any defects and reconcile any inconsistencies in this Agreement. The foregoing list of powers is not intended to be complete or exclusive and, to the extent not contrary to the express provisions of this Agreement, the Committee shall have such powers, whether or not expressly set forth in this Agreement, that it may determine necessary or appropriate to administer this Agreement.

2.3           Decisions Final. The Committee’s interpretation of this Agreement and all decisions and determinations by the Committee with respect to this Agreement are final, binding and conclusive on all parties. Any action authorized to be taken by the Committee pursuant to this Agreement may be taken or not taken by the Committee as long as such action or decision not to act is not inconsistent with a provision of this Agreement. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Agreement or the Option.

sECTION 3
STOCK OPTION

3.1           Grant of Option. Subject to the terms of this Agreement, the Company grants to Grantee the right and option to purchase from the Company all or any part of the aggregate number of shares of Stock specified in the Grant Notice (the “Option”).

3.2           Exercise Price. The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the Date of Grant.

3.3           Vesting. Subject to the limitations contained herein, the Option will vest as set forth in the Grant Notice, provided that vesting will cease upon the termination of Grantee’s continuous employment.

3.4           Method of Payment. This Option may be exercised in whole or in part at any time after it vests by delivery of a written notice of exercise (the form of which shall be prescribed by the Company) and payment of the exercise price. The exercise price may be paid in cash, shares of Stock held for longer than six (6) months (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” arrangements) and communicated to Grantee before the date Grantee exercises the Option. (The Committee, in consideration of applicable accounting standards and applicable law, may waive the six (6) month share holding period described above in the event payment of the exercise price is made through the tendering of shares.)

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3.5           Whole Shares. The Option may only be exercised for whole shares of Stock.

3.6           Term. The term of the Option commences on the Date of Grant and expires upon the earliest of

(a)	the Expiration Date indicated in the Grant Notice;

(b)	ten (10) years from the Date of Grant;

(c)	twelve (12) months after the termination of Grantee’s continuous service as an employee of the Company or an Affiliate due to death or Disability; or

(d)	immediately upon the termination of Grantee’s continuous service as an employee of the Company or an Affiliate for any other reason.

3.7.          Exercise. By exercising the Option, Grantee agrees that as a condition to any exercise of the Option, and in accordance with Section 5 of this Agreement, the Company may require satisfaction of any federal, state, local, and foreign tax withholding requirements with respect to the Option by: (a) directing the Company to withhold shares of Stock to which Grantee is entitled pursuant to the Option in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to Grantee; (b) tendering previously-owned shares of Stock held by Grantee for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to Grantee; (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

sECTION 4
CHANGE IN CONTROL

4.1           Accelerated Vesting and Payment. Notwithstanding any other provision in this Agreement to the contrary, in the event of a Change in Control prior to the termination of employment of Grantee, then unless prohibited by law or by the rules and regulations of the NASDAQ (or any other exchange upon which the Stock is then traded), the Option shall be accelerated to become immediately exercisable in full. In addition, the Committee shall have the discretion to unilaterally determine that the Option shall be cancelled upon a Change in Control, and, to the extent permitted by Section 409A of the Code, that the value of the Option, as determined by the Committee in accordance with the terms of this Agreement, shall be paid out in cash in an amount based on the Change in Control Price within thirty (30) days following the effective date of the Change in Control.

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4.2           Alternative Option. Notwithstanding Section 4.1, no cancellation, acceleration of vesting or payment of the Option shall occur with respect to the Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that the Option shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Option hereinafter referred to as an “Alternative Option”) by any successor to the Company or an Affiliate; provided, however, that any such Alternative Option must: (a) be based on stock that is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control; (b) provide Grantee with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; (c) have substantially equivalent economic value to the Option (determined at the time of the Change in Control); and (d) have terms and conditions that provide that in the event that Grantee's employment with the Company, an Affiliate or any successor is involuntarily terminated or Constructively Terminated, any conditions on Grantee's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be. Any action taken pursuant to this Section 4.2 shall be taken in a manner consistent with the requirements of Section 409A of the Code.

4.3           Grantee Consent not Required. Nothing in this Section 4 or any other provision of this Agreement is intended to provide Grantee with any right to consent to or object to any transaction that might result in a Change in Control and each provision of this Agreement shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Section 4 or any other provision of this Agreement is intended to provide Grantee with any right to consent to or object to any action taken by the Board or Committee in connection with a Change in Control transaction and the Committee, in its sole discretion, may require that Grantee sign as a condition to receipt of the payment or accelerated vesting described in this Section 4 a release, option termination agreement, or similar instrument.

sECTION 5
tax withholding

The Company shall have the power to withhold, or require Grantee to remit to the Company, up to the maximum statutory amount necessary, in the applicable jurisdiction, to satisfy any federal, state, local, and foreign tax withholding requirements with respect to the Option. The Committee may permit Grantee to satisfy a tax withholding obligation by: (a) directing the Company to withhold shares of Stock to which Grantee is entitled pursuant to the Option in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to Grantee; (b) tendering previously-owned shares of Stock held by Grantee for six (6) months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to Grantee (which holding period may be waived in accordance with Section 3.4); (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company.

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sECTION 6
GENERAL pROVISIONS

6.1           Nontransferability. Except as provided in this Section 6.1, the Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and the Option shall be exercisable during Grantee’s lifetime only by Grantee or his or her legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, permit the transfer of the Option to a Family Member, trust or partnership, or to a charitable organization, provided that no value or consideration is received by Grantee with respect to such transfer.

The Committee shall have the authority to adopt a written policy that is applicable to the Option that permits Grantee to transfer the Option during Grantee’s lifetime to any Family Member. In the event the Option is transferred as permitted by such policy, such transferred Option may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Option shall continue to be governed by and subject to the terms and limitations of this Agreement, and the transferee shall be entitled to the same rights as Grantee, as if the transfer had not taken place.

Notwithstanding the above, Grantee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Grantee upon Grantee’s death. A beneficiary, legal guardian, legal representative, or other Person claiming any rights pursuant to this Agreement is subject to all terms and conditions of this Agreement applicable to Grantee, except to the extent this Agreement otherwise provides, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Grantee upon Grantee’s death, Grantee’s will or the laws of descent and distribution will control. Subject to the foregoing, a beneficiary designation may be changed or revoked by Grantee any time provided the change or revocation is provided to the Committee

6.2           Notices. Any notices provided for in the Option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company, upon delivery by electronic mail, fax or other electronic transmission, addressed to Grantee’s last known address.

6.3           Amendment. Except as otherwise provided in this Agreement, this Agreement may be amended only by a written agreement executed by the Company and Grantee. No amendment of this Agreement or the Option shall in any manner adversely affect in any material way the rights of Grantee under this Agreement without the prior written consent of Grantee. Such consent shall not be required if the change (i) is required by law or regulation, (ii) does not adversely affect in any material way the rights of Grantee, or (iii) is made pursuant to any adjustment described in Section 6.9. The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee. Except as provided in Section 6.9, neither the Board nor the Committee may, without the approval of the shareholders: (a) reduce the exercise price of the Option; (b) reprice the Option or take any action relative to the Option that would be treated as a repricing under applicable NASDAQ Listing Rules (or the rules of any exchange on which the Stock is then listed); (c) cancel the Option in exchange for any option with an exercise price that is less than the exercise price for the Option; or (d) extend the exercise period or term of the Option beyond ten (10) years from the Date of Grant.

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6.4           Clawback. Pursuant to this Section 6.4, the Option issued pursuant to this Agreement is subject to potential forfeiture/recovery or “clawback” to the fullest extent called for by applicable federal or state law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the Securities and Exchange Commission and the final listing standards to be adopted by the NASDAQ Stock Market pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting the Option, Grantee consents to the potential forfeiture/recovery or clawback of the Option pursuant to applicable law, listing standard, and/or Company clawback policy, and agrees to be bound by, and comply with, the terms of any such forfeiture/recovery or clawback provision imposed by applicable federal or state law or prescribed by any policy of the Company, and to return the full amount required by such forfeiture/recovery or clawback provision. As a condition to the receipt of the Option, Grantee may be required to execute any requested additional documents consenting to and agreeing to abide by the Company clawback policy as it may be amended from time to time.

6.5           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Company, including without limitation, whether by way of merger, consolidation, operation of law, assignment, purchase, or other acquisition of substantially all of the assets or business of the Company, and any and all such successors and assigns shall absolutely and unconditionally assume all of the Company’s obligations under this Agreement.

6.6           Survival of Provisions. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Agreement, and any other notices or agreements in connection therewith, shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

6.7           Requirements of Law. The issuance of shares pursuant to the exercise of the Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates, make any book entry credits, or take any other action to evidence shares of Stock pursuant to the exercise of the Option unless and until the Company has determined, with advice of counsel, that the issuance and delivery of such certificates, book entry credits, or other evidence of ownership is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock issued pursuant to the Option. If the shares of Stock issued pursuant to the Option may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on the Option as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the NASDAQ (or any other exchange upon which the Stock is then traded), and under any other blue sky or state securities law applicable to the Option.

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All Stock certificates, book entry credits, or other evidence of ownership delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Company deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Company may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Company may require that Grantee make such reasonable covenants, agreements, and representations as the Company, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

6.8           Governing Law. This Agreement shall be governed by the laws of the State of Colorado, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction, except that the Nevada General Corporation Law shall govern as to matters of corporate law pertaining to the Company. All parties agree to submit to the jurisdiction of the state and federal courts of Colorado with respect to matters relating to this Agreement and agree not to raise or assert the defense that such forum is not convenient for such party.

6.9           Adjustments. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, liquidation, merger, consolidation, combination, exchange of shares, or other similar corporate change or event in respect of the Stock, the Committee, in its discretion, shall make a proportionate adjustment in (a) the number and class of and/or price of shares of Stock subject to the Option, and (b) any other terms of the Option that are affected by the event. Any action taken pursuant to this Section 6.9 shall be taken in a manner consistent with the requirements of Section 409A of the Code.

No fractional shares of Stock shall be issued or delivered pursuant to this Agreement.  Unless the Committee specifies otherwise herein, or pursuant to any policy adopted by the Committee, fractional shares and any rights thereto shall be forfeited or otherwise eliminated. In the event of adjustment as provided above in this Section 6.9, the total number of shares of Stock subject to the Option shall always be a whole number by rounding any fractional share to the nearest whole share.

6.10         Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the shares issuable upon exercise of the Option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. If Grantee is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of this Agreement, the Committee may impose such conditions on the exercise of the Option as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of this Agreement or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

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6.11         No Right to Continued Employment. This Agreement shall not be construed to confer upon Grantee any right to continue employment with the Company and shall not interfere with or limit in any way the right of the Company (or any Affiliate), in its sole and absolute discretion, to terminate Grantee’s employment at any time.

6.12         No Shareholders Rights. Grantee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates representing the shares of Stock underlying the Option.

6.13         Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

[Signatures Appear on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Option Award Agreement as of the 7th day of March, 2022.

COMPANY:		GRANTEE:

GOOD TIMES RESTAURANTS INC.,
a Nevada corporation

By:	/s/ Ryan M. Zink	/s/ Matthew Karnes
	Ryan M. Zink, Chief Executive Officer	Matthew Karnes

Date signed:	March 7, 2022	Date signed:	March 7, 2022

The Grantee whose signature appears above:

(a)           Acknowledges receipt of the foregoing Option and understands that all rights and liabilities with respect to this Option are set forth in the Stock Option Award Agreement and the related Stock Option Grant Notice; and

(b)           Acknowledges that as of the Date of Grant of this Option, the Option sets forth the entire understanding between Grantee and the Company and its Affiliates regarding the acquisition of shares of Stock in the Company and supersedes all prior oral and written agreements on that subject with respect to the subject matter described herein.

(Initial)

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GLOSSARY

(a)            “Affiliate” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; and (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b)           “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)           “Board” means the Company’s Board of Directors, as constituted from time to time.

(d)           “Change in Control” means any of the following:

(i)           any Person acquires Beneficial Ownership, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined Voting Power of the Company's securities;

(ii)          within any twenty-four (24) month period, the individuals who were Directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the Board of any successor to the Company; provided, however, that any Director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this paragraph;

(iii)          the shareholders of the Company approve a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), and immediately following the consummation of which the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of: (1) in the case of a merger or consolidation, the surviving or resulting entity; (2) in the case of a share exchange, the acquiring entity; or (3) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring entity which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event; or

(iv)           any other event occurs that the Board declares, in good faith, to be a Change in Control.

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For sake of clarity, a “Change in Control” will not be deemed to have occurred for purposes of this Agreement until the transaction (or services of transactions) that would otherwise be considered a “Change in Control” closes. The transfer of Stock or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change in Control” for purposes of this Agreement.

(e)            “Change in Control Price” means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Company's Stock on any of the thirty (30) trading days immediately preceding the date on which a Change in Control occurs.

(f)            “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(g)           “Committee” means the Compensation Committee of the Board. At all times the Committee shall consist of at least two (2) or more individuals, each of whom qualifies as: (i) a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act; and (ii) “independent” for purposes of the applicable NASDAQ Listing Rules.

(h)            “Company” means Good Times Restaurants Inc., a Nevada corporation, and any successor thereto.

(i)            “Constructively Terminated” means, unless otherwise defined in an employment agreement between Grantee and the Company, any of the following:

(i)            requiring Grantee to be based as his/her regular or customary place of employment at any office or location more than fifty (50) miles from the location at which Grantee performed his/her duties immediately prior to the Change in Control, or in a state other than the one in which Grantee performed his/her duties immediately prior to the Change in Control, in each case except for travel reasonably required in the performance of the individual's responsibilities;

(ii)           reducing Grantee’s base salary below the rate in effect at the time of a Change in Control;

(iii)          a material reduction of Grantee’s then-existing base salary; or

(iv)          failing to pay Grantee’s base salary, other wages or employment-related benefits as required by law.

(j)            “Date of Grant” means the date the Committee approves the Option or a date in the future on which the Committee determines the Option will become effective.

(k)           “Director” means any individual who is a member of the Board.

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(l)            “Disability” means the inability of Grantee to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of impairment shall be supported by medical evidence.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. All references to the Exchange Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(n)           “Fair Market Value” means, as of any date, the closing price for the Stock as reported on the NASDAQ (or any other exchange on which the Stock is than listed) for that date or, if no prices are reported for that date, the closing price on the last day on which such prices were reported, or the amount determined by the Committee to be the fair market value for a share of Stock in its sole discretion taking into account the requirements of Section 409A of the Code.

(o)           “Family Member” means Grantee’s spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these individuals (or Grantee) have more than fifty percent (50%) of the beneficial interest.

(p)           “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) thereof; provided, however, that “Person” shall not include: (i) the Company or any Affiliate; or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.

(q)           “Securities Act” means the Securities Act of 1933, as amended from time to time. All references to the Securities Act shall be interpreted to include a reference to any applicable regulations, rulings or other official guidance promulgated pursuant to such section of the Securities Act.

(r)           “Stock” means the common stock of the Company, $.001 par value per share, and such other securities of the Company that may be substituted for Stock pursuant to Section 4.

(s)           “Voting Power” shall mean such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

(t)            “Voting Securities” shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.

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